UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2015

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2015, Marchex Sales LLC (“Marchex Sales”), a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), entered into Amendment No. 3 to the Master Services and License Agreement (“Amendment 3 to the Master Services and License Agreement”) which amends the Master Services and License Agreement originally dated as of October 1, 2007, by and between Marchex Sales and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi (“YP”) and as amended to date. Amendment 3 to the Master Services and License Agreement extends the term through December 31, 2016, obligates YP to pay Marchex certain minimum fees during the one year period from July 1, 2015 through June 30, 2016, and provides YP additional flexibility to migrate active accounts to itself or a third-party provider prior to the end of an advertiser contract.

On June 26, 2015, Marchex Sales entered into Amendment No. 2 to the Pay-for-Call Distribution Agreement (“Amendment 2 to the Pay-for-Call Distribution Agreement”) which amends the Pay-For-Call Distribution Agreement originally effective as of January 1, 2011, by and between Marchex Sales and YP and as amended to date. Amendment 2 to the Pay-For-Call Distribution Agreement extends the term through December 31, 2016 and provides for certain monthly minimum payment obligations during the term.

The above summaries are qualified in their entirety by reference to Amendment 3 to the Master Services and License Agreement and Amendment No. 2 to the Pay-For-Call Distribution Agreement, copies of which will be filed as exhibits to Marchex’s next applicable annual report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015	MARCHEX, INC.

	By:	/s/ PETER CHRISTOTHOULOU
	Name:	Peter Christothoulou
	Title:	Chief Executive Officer